SCHEDULE 14A INFORMATION

                       Proxy Statement Pursuant to Section
                        14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to "240.14a-12

                            TOTAL CONTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:
                .......................................................
        2)      Aggregate number of securities to which transaction applies:
                  .......................................................
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                .......................................................
        4)      Proposed maximum aggregate value of transaction:
                .......................................................
        5)      Total fee paid:
                 .......................................................

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:
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        2)       Form, Schedule or Registration Statement No.:
                 .......................................................
        3)       Filing Party:
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        4)       Date Filed:
                 .......................................................

                       [TOTAL CONTAINMENT LOGO - OMITTED]



April 11, 2001


Dear Shareholder:

     The Annual Meeting of Shareholders of Total Containment, Inc. will be held on Friday, May 11, 2001, at 11:00 A.M., Eastern Time. The Annual Meeting will be held at the Company's offices located at 422 Business Center, A130 North Drive, Oaks, Pennsylvania 19456.

     The matters to be acted on at the Annual Meeting are: (a) the election of two Class I directors, and (b) the ratification of the appointment by the Board of Directors of TCI of Grant Thornton LLP as TCI's independent auditors for 2001. These matters are described in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement.

     Thank you for your interest in TCI. I look forward to seeing you at the Annual Meeting.


                                            Sincerely,



                                            /s/PIERRE DESJARDINS
                                            ------------------------------------
                                            Pierre Desjardins,
                                            Chairman of the Board


     PLEASE SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                       [TOTAL CONTAINMENT LOGO - OMITTED]


                               422 Business Center
                                A130 North Drive
                                  P.O. Box 939
                            Oaks, Pennsylvania 19456
                         ------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 11, 2001
                         ------------------------------

To the Shareholders of Total Containment, Inc.:

     Notice is hereby given that the Annual Meeting (the "Annual Meeting") of the holders of common stock, $0.01 par value (the "Common Stock"), of Total Containment, Inc. (the "Company") will be held at the Company's offices located at 422 Business Center, A130 North Drive, Oaks, Pennsylvania 19456 on Friday, May 11, 2001, at 11:00 A.M., Eastern Time:

          1. To elect two Class I directors to hold office until the 2004 Annual Meeting of Shareholders and until their successors shall have been elected and qualified (Matter No. 1);

          2. To ratify the appointment by the Company's Board of Directors of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 (Matter No. 2); and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Holders of record of issued and outstanding shares of Common Stock at the close of business on February 23, 2001, are entitled to notice of, and to vote at, the Annual Meeting. Such shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed.

     The Board of Directors of the Company cordially invites you to attend the Annual Meeting. Whether or not you are personally present, your shares should be represented at the Annual Meeting. Accordingly, please sign and return your proxy in the enclosed envelope.

                                            By Order of the Board of Directors,



                                            /s/JEFFREY A. BOEHMER
                                            ------------------------------------
                                            Jeffrey A. Boehmer, Secretary


Dated:  April 11, 2001
        Oaks, Pennsylvania

     SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME BY A WRITTEN INSTRUMENT, INCLUDING A LATER DATED PROXY, SIGNED IN THE SAME MANNER AS THE PROXY AND RECEIVED BY THE SECRETARY OF THE COMPANY AT OR BEFORE THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY BY VOTING IN PERSON.

                             TOTAL CONTAINMENT, INC.
                               422 Business Center
                                A130 North Drive
                                  P.O. Box 939
                            Oaks, Pennsylvania 19456

                               -------------------
                                 PROXY STATEMENT
                               FOR ANNUAL MEETING
                               -------------------

                                     GENERAL

INTRODUCTION

     Total Containment, Inc. (the "Company") is a Pennsylvania business corporation headquartered at 422 Business Center, A130 North Drive, Oaks, Pennsylvania 19456.

SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting (the "Annual Meeting") of holders of Common Stock, $0.01 par value (the "Common Stock"), of the Company to be held at the Company's offices located at 422 Business Center, A130 North Drive, Oaks, Pennsylvania 19456 on Friday, May 11, 2001, at 11:00 A.M., Eastern Time, and at any adjournment or adjournments thereof. The approximate date upon which this Proxy Statement and the accompanying proxy were first sent, given or otherwise made available to shareholders was April 11, 2001. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and employees of the Company and its subsidiaries. The Company will pay all costs of soliciting proxies.

VOTING SECURITIES

     Holders of record of the Common Stock at the close of business on February 23, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting.

     At the Annual Meeting, each shareholder is entitled to one vote for each share of the Common Stock registered in the shareholder's name as of the Record Date. On the Record Date, there were 4,672,600 shares of the Common Stock outstanding and, accordingly, holders of the Common Stock are entitled to cast a total of 4,672,600 votes at the Annual Meeting. Holders of the Common Stock are not entitled to cumulate votes for the election of directors.

     Of the 4,672,600 shares of Common Stock outstanding, 2,649,000 shares, representing 56.69% of the issued and outstanding shares of Common Stock, are indirectly, beneficially owned by Mr. Marcel Dutil, director of the Company. Mr. Dutil has informed the Board that he intends to cause all of the 2,649,000 shares of Common Stock of the Company to be voted "FOR" the election of the nominees of the Board of Directors of the Company ("Matter No. 1") and "FOR" the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for 2001 ("Matter No. 2").

     If the enclosed form of proxy is appropriately marked, signed and returned in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" Matter No. 1 and "FOR" Matter No.
2. Signed proxies will be voted "FOR" or "AGAINST" each other matter which properly comes before the Annual Meeting or any adjournment or adjournments thereof, at the discretion of the persons named as proxyholders as provided in the rules of the Securities and Exchange Commission, including with respect to any matter of which the Company did not receive notice by February 14, 2001.

     With respect to the election of directors (Matter No. 1), each shareholder may cast such holder's votes "FOR" all the nominees or may "WITHHOLD AUTHORITY" to vote for all or for any individual nominee. Votes which are withheld will not be counted for purposes of the election of directors, but will be counted as present for purposes of determining the existence of a quorum.

     With respect to the ratification of the appointment of auditors (Matter No.
2), each shareholder may cast all of such holder's votes "FOR" or "AGAINST" such proposal, or may "ABSTAIN" from voting. Abstentions will be counted as present for purposes of determining the existence of a quorum. However, because the ratification of auditors requires the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote, abstentions will have the effect of a negative vote.

     Under applicable Pennsylvania law, broker non-votes will be counted as present for purposes of determining whether a quorum exists at the Annual Meeting, but a broker non-vote with respect to Matters No. 1 or 2 will not be counted as present for purposes of such Matters and, as a result, will have no effect on the outcome of such Matters.

RIGHT OF REVOCATION

     Any shareholder giving a proxy has the power to revoke it by a written instrument, including a later dated proxy, signed in the same manner as the proxy and received by the Secretary of the Company prior to its exercise. Any shareholder attending the Annual Meeting may also revoke his proxy by voting in person at the Annual Meeting.

QUORUM

     Under the Company's Bylaws, holders of a majority of the shares entitled to vote at the Annual Meeting must be present, in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Marcel Dutil, a director of the Company, has informed the Board that the 2,649,000 shares of Common Stock he indirectly, beneficially owns will be present, in person or by proxy, at the Annual Meeting so that a quorum will be present.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information, as of the Record Date, as to beneficial owners, either directly or indirectly, of 5% or more of the outstanding shares of the Common Stock.

                                                AMOUNT AND NATURE     PERCENT
NAME AND ADDRESS OF                               OF BENEFICIAL          OF
   BENEFICIAL OWNER                                 OWNERSHIP          CLASS
--------------------                                ---------          -----
Marcel Dutil(1)...............................   2,649,000(2)(3)       56.69%
270 Chemin du Tremblay
Boucherville, Quebec
J43 5X9

-----------
(1)  Marcel Dutil is a director of the Company.

(2) These shares are indirectly, beneficially owned by Mr. Dutil. Mr. Dutil possesses sole voting and investment power with respect to these shares.

(3) Information in the table is based upon information filed by Mr. Dutil with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and representations made by Mr. Dutil to the Company.

     Because Mr. Dutil beneficially owns a majority of the outstanding shares of Common Stock, Mr. Dutil will be able to elect the nominees of the Board of Directors as Class I directors, and ratify the appointment of Grant Thornton LLP regardless of how other shareholders of the Company may vote at the Annual Meeting.

                                  MATTER NO. 1
                              ELECTION OF DIRECTORS

GENERAL

     The Company's Articles of Incorporation provide that the number of directors shall consist of not less than one nor more than twenty-five members, as fixed by the Board of Directors from time to time. The Articles also divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible.

      The Company's Board of Directors is divided into the following three classes: Class I Directors, whose term expires in 2001 at the Annual Meeting and, if and when elected at the Annual meeting, whose term will expire in 2004; Class II Directors whose term expires in 2002; and Class III directors whose term expires in 2003. The directors in each Class serve terms of three years each until their successors are elected and qualified.

     The Board of Directors has unanimously nominated Mr. Paul Gobeil and Ms. Nycol Pageau-Goyette for election as Class I directors. Mr. Paul Gobeil and Ms. Nycol Pageau-Goyette are presently directors of the Company.

     The two nominees who receive the highest number of votes at the Annual Meeting will be elected as Class I directors. Shares represented by properly executed proxies will be voted for the two Class I nominees listed below unless otherwise specified on a shareholder's proxy card. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. Shareholders cannot cumulate votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

     Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees becomes unable to accept the nomination or election, the proxyholders may exercise their voting power in favor of such other person or persons as the Board of Directors may recommend. The Company, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

NOMINEES FOR ELECTION AS DIRECTOR AND CONTINUING DIRECTORS

     The following tables set forth, as to each of the nominees for election as Class I directors and as to each of the continuing Class II and Class III directors, his or her age and the period during which he or she has served as a director of the Company.


                                                                                               DIRECTOR
            NAME                                                                     AGE        SINCE
            ----                                                                     ---       --------

            NOMINEES FOR ELECTION IN 2001 AS CLASS I
              DIRECTORS TO SERVE UNTIL 2004
            Paul Gobeil.............................................................  59         1994
            Nycol Pageau-Goyette....................................................  57         1994


            CONTINUING CLASS II DIRECTORS TO SERVE UNTIL 2002
            Pierre Desjardins.......................................................  59         1996
            Marcel Dutil............................................................  58         1990
            Bernard Gouin...........................................................  48         1996

            CONTINUING CLASS III DIRECTORS TO SERVE UNTIL 2003
            Jean-Claude Arpin......,,,..............................................  54         1994
            Marc Guindon............................................................  57         1990
            John R. Wright Jr. .....................................................  40         1999


     The principal occupation and business experience during the last five years of each nominee for election as a director of the Company and of each continuing director of the Company is as follows:

     Jean-Claude Arpin. From 1988 to 1999, Mr. Arpin served as a Vice President of Royal Bank Capital Corporation, a wholly owned subsidiary of the Royal Bank of Canada. From November 1999 to September 2000, Mr. Arpin served as Managing Director of Royal Bank Ventures, Inc., also a wholly owned subsidiary of Royal Bank of Canada. Mr. Arpin is now acting as a consultant to Royal Bank Capital Partners.

     Pierre Desjardins. Since April 1997, Mr. Desjardins has served as Chairman of the Board of the Company, and from September 1996 to December 2000, Mr. Desjardins served as Chief Executive Officer of the Company. During the period from September 1996 through September 1999, Mr. Desjardins also served as President of the Company. From 1990 to 1994, he was President and Chief Executive Officer of Domtar, Inc., a publicly owned Canadian pulp and paper corporation. He is currently a director of Uni-Select Inc., a publicly owned, Canadian company engaged in the distribution of parts and systems for motor vehicles and is a consultant for The Canam Manac Group, Inc., a publicly owned Canadian industrial corporation engaged in the manufacture of construction steel components and trailers in Canada, the United States, France and Mexico. He also is a Director of TouchTunes Music Corporation, a publicly owned company providing music-on-demand digital jukeboxes.

     Marcel Dutil. Since 1973, Mr. Dutil has been Chairman of the Board, President, and Chief Executive Officer of The Canam Manac Group, Inc. Mr. Dutil serves as a director of The National Bank of Canada, The Jean Coutu Group (PJC) Inc., and Leroux Steel Inc., all of which are publicly owned Canadian corporations.

     Paul Gobeil. Since October 1990, Mr. Gobeil has served as Vice Chairman of the Board of Directors of Metro Inc., a publicly owned Canadian food corporation and is currently Chairman of the Board of Directors of BridgePoint International Inc., a publicly owned Canadian services provider for the Telecom Industry. From December 1989 through September 1993, Mr. Gobeil served as Chairman of the Board of Royal Trust Company, a trust corporation. He also served as Chairman of the Board of Domtar Inc., a publicly owned Canadian pulp and paper corporation, from April 1993 through October 1994. Mr. Gobeil is currently a director of The Canam Manac Group, Inc., DiagnoCure Inc., a biotechnology company, nStein Technology Inc., and the National Bank of Canada, all of which are publicly owned Canadian corporations.

     Bernard Gouin. Since February 1997, Mr. Gouin has been Chief Financial Officer of The Canam Manac Group, Inc. From 1994 to early 1997, he was President of Belgo Corporation, a distributor of electricity-saving products and a provider of financial management services. From 1992 to 1994, he served as Executive Vice President of Canam Steel Corporation, a manufacturer of construction steel components and the American subsidiary of The Canam Manac Group, Inc.

     Nycol Pageau-Goyette. Since 1977, Ms. Pageau-Goyette has served as President and Chief Executive Officer of Pageau-Goyette Associates, a management company she founded. She was also Chairperson of the Board and Chief Executive Officer until November 2000 of Aeroport de Montreal (the local airport authority of Montreal, Canada). Ms. Pageau-Goyette serves as a director of Stella Jones Inc. and LGS Inc., which are publicly owned Canadian companies.

     Marc Guindon. Mr. Guindon is a co-founder of the Company and formerly served as Chairman of the Board from 1990 to 1996, and currently as a director of the Company since 1990, and as Chief Executive Officer from May 1993 to September 1996. From 1985 to 1991, Mr. Guindon served as President and Chief Executive Officer of a privately held Canadian corporation which, until February 13, 1996, held a majority of the Common Stock of the Company.

     John R. Wright, Jr.. Mr. Wright joined the Company in June 1997 as Vice President Operations. In December 1998, he became Vice President of Marketing and Engineering. In October 1999, he became President and Chief Operating Officer and was elected to the Board of Directors of the Company. In December 2000, he was elected Chief Executive Officer for the Company. From 1982 to 1997, Mr. Wright was Director of Materials Management for Lukens, a specialty steel manufacturer. Prior responsibilities at Lukens included corporate planning, manager, and various sales positions.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information concerning the number of shares of Common Stock held as of the Record Date by each nominee for director, each present director, each executive officer named in the compensation table set forth elsewhere herein, and all directors and executive officers as a group.



                                                                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                                -------------------------------------------
                                                            TOTAL        SOLE VOTING  SHARED VOTING    PERCENT
                                                          BENEFICIAL   OR DISPOSITIVE OR DISPOSITIVE      OF
NAME OF BENEFICIAL OWNER                                  OWNERSHIP         POWER         POWER        CLASS(1)
------------------------                                  ---------      -----------   -----------     --------
Jean-Claude Arpin ....................................        5,000          5,000         --               --
Pierre Desjardins ....................................       71,000         70,000      1,000(2)          1.52%
Marcel Dutil (3)......................................    2,649,000      2,649,000         --            56.69%
Nycol Pageau-Goyette (4)..............................          200            200         --               --
Paul Gobeil (4).......................................       20,000         20,000         --               --
Bernard Gouin.........................................           --             --         --               --
Marc Guindon .........................................           --             --         --               --
John R. Wright, Jr. (5)...............................       65,000         65,000         --
                                                                                                          1.38%


Other Named Executive Officers
Jeffrey Boehmer(6)....................................       72,000         72,000         --             1.52%
                                                                                           --               --
                                                                                           --               --
All directors and named executive officers
   as a group (11persons).............................    2,882,200      2,881,200       1,000           60.18%


-----------
(1) Unless otherwise indicated, amount owned does not exceed 1% of the total number of shares of Common Stock outstanding as of the Record Date.

(2) Includes 1,000 shares of Common Stock owned by Mr. Desjardins' spouse with respect to which Mr. Desjardins disclaims beneficial ownership.

(3) Includes 2,649,000 shares of Common Stock indirectly, beneficially owned by Marcel Dutil. Mr. Dutil possesses sole voting and investment control with respect to such shares.

(4)  Indicates a nominee for election as a Class I director at the Annual
     Meeting.

(5) Includes 45,000 shares which may be acquired by Mr. Wright upon the exercise of options granted under the Company's 1994 Stock Compensation Plan (the "1994 Plan") which are vested and presently exercisable or exercisable within 60 days after the Record Date. Does not include 155,000 shares which may be acquired by Mr. Wright in the future in connection with options granted under the 1994 Plan which are not vested and are not exercisable within 60 days after the Record Date.

(6) Includes 72,000 shares which may be acquired by Mr. Boehmer upon the exercise of options granted under the 1994 Plan which are vested and presently exercisable or exercisable within 60 days after the Record Date. Does not include 8,000 shares which may be acquired by Mr. Boehmer in the future in connection with options granted under the 1994 Plan which are not vested and are not exercisable within 60 days after the Record Date.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has a standing Audit Committee and Compensation Committee. The entire Board of Directors of the Company assumes the role of a nominating committee. Pursuant to the Company's Bylaws, the Board of Directors is authorized to create such other permanent or temporary committees as it deems necessary. The Chief Executive Officer of the Company is an ex-officio member of all committees of the Board of Directors.

     The Audit Committee serves as the principal liaison among the Board of Directors, the Company's independent accountants and the Company's internal staff in connection with the Company's audit function. In addition, the Audit Committee makes recommendations to the Board of Directors concerning the selection of independent accountants to audit the books and accounts of the Company and the performance of nonaudit services. The present members of the Audit Committee are Messrs., Gobeil, Gouin, and Guindon. The Audit Committee met four times during 2000.

     The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of members of the Company's executive staff. The members of the Compensation Committee are Messrs. Arpin, Dutil, and Gobeil. The Compensation Committee met two times during 2000.

BOARD MEETINGS

     During 2000, the Board of Directors held five regular meetings. All members of the Board attended each of the regular meetings, except for one member who was not present at one meeting, and all members attended all meetings of committees of which he or she is a member.

COMPENSATION PAID TO DIRECTORS

     Directors of the Company who are not executive officers of the Company are paid a quarterly retainer of $2,500 plus $500 per Board meeting attended. In addition, outside directors receive $250 for each regular committee meeting they attend.

     The Company maintains a directors' and officers' liability insurance policy with National Union Fire Insurance Company of Pittsburgh, Pennsylvania. The policy covers all directors, officers and employees of the Company and its subsidiaries for liability, loss, damage and expense which they may incur in their capacities as such (subject to certain exclusions and exceptions), at a premium cost to the Company, as of the date of the Annual Meeting, of approximately $85,000 per year.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE

     The role of the Compensation Committee of the Board of Directors of the Company is to establish the compensation philosophy of the Company and monitor compensation plans and amounts for conformity with the philosophy.

     The Compensation Committee's role includes establishing company-wide compensation and benefits plans, reviewing and adopting the Chief Executive Officer's (the "CEO") recommendations for compensation for executive and other senior officers, and reviewing and determining the compensation for the CEO.

     The Compensation Committee generally meets once a year. All actions of the Compensation Committee are reported to the full Board of Directors for ratification. The CEO is a member of the Compensation Committee but does not vote on any matters impacting the CEO's compensation or employment status.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive officer compensation program is predicated on a pay-for-performance philosophy, and as such, a substantial part of the executives' compensation is performance-based. Within this framework, the total compensation program must enable the Company to attract, retain, motivate, and reward executive officers who are critical to the success of the Company.

     Total compensation for executive officers at the Company is a mixture of non-variable elements such as salary and benefits and variable elements such as short-term and long-term incentives. Total compensation can vary from year to year given the Company's considerable emphasis on the incentive compensation programs. Therefore, total compensation for executive officers at the Company is contingent on incentive plans which are themselves tied to the Company's financial performance.

     The Revenue Reconciliation Act of 1993 imposes a limit of $1,000,000 on annual compensation to certain executives or the corporation loses the ability to deduct compensation in excess of such amount, subject to certain exceptions. The Compensation Committee did not specifically design the Company's compensation program for 2000 to meet the requirements of the Act because the Compensation Committee does not believe that compensation payable to any executive officer during 2000 will result in any loss of deduction to the Company.

SPECIFIC EXECUTIVE COMPENSATION PROGRAMS

     In connection with setting executive compensation, the Compensation Committee reviews (a) the compensation paid to the executive in the preceding year against the executive officer's performance as outlined by the CEO and the President of the Company, (b) the results of operations of the Company for the year against the projected results of operations of the Company for the period, and (c) any other factor which the Committee deems relevant, in any applicable year, in assessing the performance of an executive (the "Compensation Criteria").

     The components of total compensation at the Company include salary, short-term and long-term incentives, benefits and perquisites. Set forth below is a discussion of each of these components.

SALARY

     Salary serves as the foundation for the Company's total compensation program. Salaries have been established for all positions including executive officers. Salaries are based on competitive pay practices and on the Company's assessment of the importance of the position. Certain executive officers have entered into employment agreements with the Company which provide for the payment of a pre-established base salary that is subject to an annual review by the entire Board for the purpose of considering possible increases in such salaries. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" herein. Salary adjustments for all positions are considered at the beginning of each calendar year and are based on the Compensation Criteria.

INCENTIVE PLANS

     The Company awards cash bonuses to its executive officers as its short-term incentive plan. The cash bonus plan for executive officers is designed to reward the accomplishment of specific annual financial objectives. Awards, in the form of cash compensation, are made to plan participants based upon the Company's pre-tax income and discretionary objectives. Under the cash bonus plan, each executive officer is entitled to receive a cash bonus in an amount ranging from zero to 18.75% of base salary and could be as high as 37.5% for exceptional results if the Company earned a pre-determined target amount of pre-tax income (the "Target Income") for the year ended December 31, 2000 as well as zero to 12.5% of base salary earned by meeting certain discretionary objectives. In addition, executive officers are entitled to receive an aggregate cash bonus in an amount equal to 15% of pre-tax income in excess of a predetermined income level.

     The Company uses a stock compensation plan as its long-term incentive plan. The purpose of this plan is to motivate and reward long-term performance defined as the creation of shareholder value and the achievement of consistent, long-term return on equity goals.

     The stock option plan relates a significant portion of executive compensation to increases in shareholder value. The plan promotes increased ownership of Common Stock by executives, as well as providing significant compensation when shares are sold at a price in excess of the exercise price.

     All grants under the option plan are made at fair market value as of the date of grant. The number of options granted to each executive officer is based on the Compensation Criteria and on the potential long-term value of any options granted and the total number of options to be granted in any year as a percentage of total shares outstanding.

BENEFITS AND PERQUISITES

     The Company's executives participate in the same benefit program as applies to all employees of the Company. There are no additional insurance programs or welfare benefits for executives. Any perquisites for executives are business-related and are intended to allow the executive to operate in as efficient a manner as possible.

SUMMARY

     The Compensation Committee believes that the Company's overall executive compensation program has performed well in attracting, retaining and rewarding executives.


                                             COMPENSATION COMMITTEE
                                             Marcel Dutil, Chairman
                                             Jean-Claude Arpin
                                             Paul Gobeil

EXECUTIVE COMPENSATION


     The following table sets forth information for the years ended December 31, 2000, 1999 and 1998, concerning compensation for services in all capacities awarded to, earned by or paid to (i) each person who served as chief executive officer of the Company, and (ii) the other executive officers of the Company who earned more than $100,000 during 2000 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE


                                                                                LONG-TERM
                                                                               COMPENSATION
                                                 ANNUAL COMPENSATION              AWARDS
                                         ----------------------------------    -------------
                                                                                SECURITIES          ALL
                                                                                UNDERLYING         OTHER
        NAME AND PRINCIPAL                            SALARY         BONUS       OPTIONS/       COMPENSATION
            POSITION                     YEAR          ($)          ($)(1)        SARS(2)            ($)
            --------                     ----        --------      --------    -------------    ------------
Pierre Desjardins...............         2000        $100,000            --           --            N/A
   Chairman of the Board (3)             1999         250,000            --           --            N/A
                                         1998         300,000      $180,000           --            N/A

John R. Wright, Jr..............         2000        $175,000            --       75,000            N/A
     President and Chief                 1999         147,250            --       75,000            N/A
     Executive Officer (4)               1998         117,500       $55,900       20,000            N/A

Jeffrey Boehmer.................         2000        $110,000            --           --            N/A
   Vice President--Operations            1999         110,000            --       10,000            N/A
                                         1998         101,667       $44,688           --            N/A

-----------
"N/A" indicates that the item is not applicable because no compensation of the category required to be disclosed in the column was received.

(1) Amounts listed as bonus were accrued in the year listed but were not paid until the subsequent year.

(2) Indicates number of shares for which options were granted under the Company's stock compensation plans during the applicable periods.

(3) Mr. Desjardins served as Chief Executive Officer of the Company from September 1996 to December 2000, when he resigned as Chief Executive Officer.

(4) The Board of Directors of the Company appointed and elected Mr. Wright as Chief Executive Officer of the Company in December 2000.

     The following table sets forth information concerning grants of stock options for the fiscal year ended December 31, 2000 to the Named Executives.



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                                   -------------------------------------------------
                                     NUMBER OF   % OF TOTAL                              POTENTIAL REALIZABLE
                                    SECURITIES    OPTIONS/                                 VALUE AT ASSUMED
                                    UNDERLYING      SARS                                ANNUAL RATES OF PRICE
                                     OPTIONS/    GRANTED TO    EXERCISE                APPRECIATION FOR OPTION
                                       SARS      EMPLOYEES     OR BASE                          TERM
                                    GRANTED(1)   IN FISCAL    PRICE (2)    EXPIRATION           ----
                                        (#)         YEAR        ($/SH)        DATE     5% ($)(3)   10% ($)(3)
                                     ---------      ----        ------        ----     ----------  ----------
Pierre Desjardins..................      0          N/A          N/A          N/A         N/A         N/A
John R. Wright, Jr. ...............   75,000       37.5%        $0.65       12/19/10    $30,753     $77,943
Jeffrey Boehmer....................      0          N/A          N/A          N/A         N/A         N/A


-------------
(1) All amounts represent incentive stock options. No SARs or SARs granted in tandem with options were granted during 2000. Options have a term of ten years from the date of grant. Options vest at the rate of 20% per year for five consecutive years beginning one year from the date of grant. Options are not exercisable following an optionee's voluntary termination of employment other than by reason of retirement or disability.

(2) In the case of each option grant, the exercise price per share is equal to the fair market value on the date the option was granted. The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3) The dollar amounts set forth under these columns are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of the Common Stock.

     The following table sets forth information concerning the exercise of options to purchase shares of Common Stock by the Named Executives during the fiscal year ended December 31, 2000, as well as the number of securities underlying unexercised options and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 2000.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUE(1)

                                                                               NUMBER OF             VALUE OF
                                                                               SECURITIES           UNEXERCISED
                                                                               UNDERLYING           IN-THE-MONEY
                                                                             OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                             FISCAL YEAR-END      FISCAL YEAR-END
                                                                                   (#)                 ($)(2)
                                            SHARES ACQUIRED VALUE REALIZED    EXERCISABLE/          EXERCISABLE/
                    NAME                    ON EXERCISE (#)       ($)        UNEXERCISABLE         UNEXERCISABLE
                    ----                    ---------------       ---        --------------        -------------
Pierre Desjardins...........................       0               0             0 / 0                $0 / $0
John R. Wright, Jr. ........................       0               0        41,000 / 159,000           0 / 0
Jeffrey Boehmer.............................       0               0        64,000 / 16,000            0 / 0


-------------
(1) All amounts represent stock options. No SARs or SARs granted in tandem with stock options were either exercised during 2000 or outstanding at fiscal year-end 2000.

(2) "In-the-money options" are stock options with respect to which the market value of the underlying shares of Common Stock exceeded the exercise price at December 31, 2000. The value of such options is determined by subtracting the aggregate exercise price for such options from the aggregate fair market value of the underlying shares of Common Stock.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company entered into employment agreements with John R. Wright, Jr., President and Chief Executive Officer, and Jeffrey A. Boehmer, Vice President Operations in 1999 and 1994, respectively. The initial term of each employment agreement is three years, subject to an automatic one-year extension on each anniversary date thereof, unless either party gives notice to the other of an intention not to renew. The terms of the employment agreements provide an annual base salary of $175,000 to Mr. Wright and $110,000 to Mr. Boehmer. The employment agreements provide for an annual review by the Board of the executives' base salaries for purposes of considering possible increases thereto. The employment agreements also provide for the payment of bonuses and the award of stock options in such amounts as shall be determined by the Board. In addition, in the event of termination by the Company of an executive as a result of disability or without cause (as defined in the employment agreements), the terminated executive is entitled to continued payments of his base salary for a period not to exceed the lesser of: (a) one year in the case of Mr. Wright, six months in the case of Mr. Boehmer, or (b) the date of the executive's death, which amount will be offset by any payments received by the executive under any disability plan sponsored by the Company. The employment agreements also contain certain confidentiality, non-competition and non-solicitation provisions. Mr. Wright's employment agreement contains a change-in-control provision.

ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and any persons owning ten percent or more of the Common Stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission (the "SEC"). Persons filing such beneficial ownership statements are required by SEC regulation to furnish the Company with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that "late filings" of such statements be disclosed in the Company's proxy statement. Based solely on the Company's review of any copies of such statements it received and on written representations from directors and officers, the Company believes that all such statements were timely filed in 2000, except for a Form 3 Initial Statement of Beneficial Ownership which was inadvertently filed late by Mr. Thomas P. Kennedy, Chief Financial Officer, and Anthony P. Adamson, Vice President Sales and Marketing.

OTHER

     In September 1999, the Company refinanced all of its long-term debt of approximately $1.9 million with a five-year, $4 million facility with Finloc, Inc. ("Finloc"). The facility charges interest at the rate of LIBOR plus 4%. (11.26% at December 31, 2000). The loan is in the form of a six-month promissory note which requires payment of the entire principal amount and accrued interest at the expiration of its term. Finloc has provided written notice of its intent to renew the note every six months for a period of five years with a reduction of principal of approximately $400,000 upon each renewal. Marcel E. Dutil, a director of the Company, is the indirect beneficial owner of 56.69% of the Company's stock through his control of Finloc, which directly owns 56.69% of the Company's outstanding common stock.

PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the Nasdaq Market Value Index and Peer Group Index 621 for the periods indicated. The graph assumes an initial investment of $100.00 on January 1, 1996 with dividends, if any, reinvested over the periods indicated.



                         [PERFORMANCE GRAPHIC OMITTRED]








                                                      JANUARY 1,                 FISCAL YEAR ENDED
                                                      ----------   -----------------------------------------------
                                                         1996       1996      1997      1998       1999      2000
                                                         ----       ----      ----      ----       ----      ----
The Company..........................................   $100.00    $84.38    $68.75    $173.44    $53.13    $23.45
Peer Group Index 621(1) .............................    100.00    118.51    167.18     151.96    163.55    170.01
NASDAQ Market Value Index............................    100.00    124.27    152.00     214.39    378.12    237.66


------------
(1) The Composition of Peer Group Index 621 is as follows: American Energy Services, Inc., AZZ incorporated, BMC Industries, Inc., Circor International, Inc., CompX International Inc., Driver-Harris Company, Earth Sciences, Inc., Eiger Technology, Inc., General Kinetics, Incorporated, Goddard Industries, Inc., Intermagnetics General Corporation, Kinark Corporation, Margate Industries, Inc., Masco Corporation, Material Sciences Corporation, Metallurg, Inc., Morton Industrial Group, Inc., Parker-Hannifin Corporation, Raytech Corporation, Richton International Corporation, The Shaw Group Inc., Sun Hydraulics Corporation, Thermaltech International, Thermodynetics, Inc., Total Containment, Inc., United Capital Corp. and Watts Industries, Inc.

                          REPORT OF THE AUDIT COMMITTEE

     The members of the Audit Committee are Messrs. Gobeil, Gouin and Guindon, each of whom are independent directors of the Company.

     The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee's Charter is attached to this Proxy Statement as Exhibit "A."

     The Audit Committee has reviewed the audit financial statements of the Company for the fiscal year ended December 31, 2000 and discussed them with management and the Company's independent accountants, Grant Thornton LLP. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

     The Audit Committee has received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, has considered whether the provision of any non-audit services by the independent auditors to the Company would be compatible with maintaining the auditors' independence, and has discussed with the auditors the auditors' independence.

     Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


                                            THE AUDIT COMMITTEE
                                            Paul Gobeil, Chairman
                                            Bernard Gouin
                                            Marc Guindon

                                  MATTER NO. 2

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm of Grant Thornton LLP, independent accountants, to provide auditing and accounting services for the Company and its subsidiaries during fiscal year 2001. Such appointment is being submitted to shareholders for ratification.

     Grant Thornton LLP has conducted the audit of the financial statements of the Company and its subsidiaries for the year ended December 31, 2000. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. These representatives will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

     Set forth below is information relating to the aggregate Grant Thornton LLP fees for professional services provided to the Company for the fiscal year ended December 31, 2000.

     Audit Fees:

     The aggregate Grant Thornton LLP fees for all professional services provided in connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2000 and for the reviews of the unaudited financial statements included in the Company's quarterly reports on Form 10-Q for 2000 were $85,614.

     Financial Information Systems Design and Implementation Fees:

     The Company did not engage Grant Thornton LLP to provide advice to the Company regarding financial information systems and design and implementation during the fiscal year ended December 31, 2000.

     All Other Fees:

     The aggregate Grant Thornton LLP fees for professional services provided to the Company during the fiscal year ended December 31, 2000 for all other non-audit services, including tax related services were $35,500.


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR. The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting is required to ratify the appointment. All proxies will be voted "FOR" ratification of the appointment unless a shareholder specifies to the contrary on such shareholder's proxy card.


                         SHAREHOLDER PROPOSALS FOR 2002

     Shareholders may propose matters for consideration at annual meetings of shareholders by notice in writing, delivered to or mailed and received by the Secretary of the Company no later than February 25, 2002. If proposals are submitted after February 25, 2002, management proxyholders could have discretionary authority to vote on those proposals at the 2002 annual meeting.

     The 2002 Annual Meeting of Shareholders of the Company will be held on or about May 10, 2002. Any shareholder desiring to submit a proposal to be considered for inclusion in the 2002 proxy materials must submit such proposal or proposals in writing, addressed to the Company at 422 Business Center, A130 North Drive, Oaks, Pennsylvania 19456, Attention: Secretary, on or before December 12, 2001.

                      DIRECTOR NOMINATIONS BY SHAREHOLDERS

     The Bylaws of the Company permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. All shareholder nominations are referred to the Board of Directors or a committee of the Board of Directors for consideration. In determining the nominees for director for 2002, the Board will consider nominees recommended by shareholders. Such shareholder recommendations should be made in writing no later than January 1, 2002, addressed to Corporate Secretary, 422 Business Center, A130 North Drive, P.O. Box 939, Oaks, Pennsylvania 19456.

     Under the Bylaws, nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be preceded by written notice, received at the principal executive office of the Company not less than 90 days prior to the Annual Meeting; provided, however, that if less than 15 days' notice of the Annual Meeting is given to shareholders, such written notice must be delivered to the Company not later than the close of the third day following the day on which notice of the Annual Meeting was mailed to shareholders. The notice must contain certain information specified in the Bylaws, and should be delivered or mailed to the attention of the Secretary of the Company. No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement. If a nomination is attempted at the Annual Meeting which does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other matter before the Annual Meeting and is not presently informed of any other business which others may bring before the Annual Meeting. If any other matters should properly come before the Annual Meeting, or any adjournment or adjournments thereof, however, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/JEFFREY A. BOEHMER
                                     ----------------------------------------
                                     Jeffrey A. Boehmer, Secretary

April 11, 2001

                   PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW.

                                   EXHIBIT "A"
                                   -----------

                             AUDIT COMMITTEE CHARTER
                             -----------------------

ROLE
----

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

     o Serves as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     o Review and appraise the audit efforts of the Company's independent accountants.

     o Provide an open avenue of communications among the independent accountants, financial and senior management, and the Board of Directors.

COMPOSITION
-----------

The Audit Committee shall be comprised of three or more directors as determined by the Board, the majority of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS
--------

The Committee shall meet to review all interim financial reports as well as the Annual Report published by the Company or more frequently should circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent accounts in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financials.

RESPONSIBILITIES AND DUTIES
---------------------------

To fulfill its responsibilities and duties the Audit Committee shall:

1. Review, update and disclose this Charter periodically, at least annually, as conditions dictate.

2. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees to be paid to the independent accountants.

3. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

4. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

5. Review with financial management the 10Q prior to its filing or prior to the release of earnings.

6. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

7. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

8. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

9. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit. Including any restrictions on the scope of work or access to required information.

10. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                             TOTAL CONTAINMENT, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     I/We hereby appoint Thomas P. Kennedy and Jeffrey A. Boehmer, or any one of them acting in the absence of the others, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Total Containment, Inc., (the "Company") held of record by me/us on February 23, 2001, at the Annual Meeting of Shareholders to be held on May 11, 2001, or at any and all adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF INDEPENDENT AUDITORS. THIS PROXY WILL BE VOTED, IN THE DISCRETION OF THE PROXYHOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT THEREOF AS PROVIDED IN THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.



                     (PLEASE VOTE AND SIGN ON THE OTHER SIDE.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                            TOTAL CONTAINMENT, INC.

                                 MAY 11, 2001

                 Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------
         PLEASE MARK YOUR
A  /X/   VOTES AS IN THIS
         EXAMPLE

                        FOR all nominees                WITHHOLD
                        listed at right                AUTHORITY
                       (except as marked        to vote for all nominees
                        to the contrary)             listed at right.

MATTER NO. 1:                 ___                         ___
ELECTION OF                  /__/                        /__/
CLASS I DIRECTORS


NOMINEES: Paul Gobell
          Nycol Pageau-Goyette

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST AT RIGHT.)


MATTER NO. 2:                        FOR               AGAINST           ABSTAIN
RATIFICATION OF GRANT THORNTON       ___                 ___                ___
LLP AS INDEPENDENT AUDITORS         /__/                /__/               /__/


PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.



____________________________  ____________________________  Dated ________, 2001
  SIGNATURE OF SHAREHOLDER      SIGNATURE OF SHAREHOLDER



NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                              [TOTAL CONTAINMENT LOGO - OMITTED]










                                               NOTICE OF 2001 ANNUAL MEETING AND
                                                                 PROXY STATEMENT